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                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-90421 on Form S-4 of MCI WORLDCOM, Inc. of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule, appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                          Deloitte & Touche LLP

Kansas City, Missouri

January 26, 2000